GFSB
BANCORP, INC.


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FOR IMMEDIATE RELEASE                  FOR FURTHER INFORMATION CONTACT:
---------------------                  --------------------------------
February 13, 2004                      Jerry R. Spurlin, Chief Financial Officer
                                       (505) 726-6500

                      GFSB BANCORP, INC. ANNOUNCES EARNINGS

Gallup, New Mexico - GFSB Bancorp, Inc. (NASDAQ SmallCap: GUPB), parent holding company of Gallup Federal Savings Bank, Gallup, New Mexico, today announced earnings for the quarter ended December 31, 2003, of $500,000 and for the six months ended December 31, 2003, of $827,000. Earnings for the same periods a year earlier were $426,000 and $937,000.

The Company attributes the $110,000 decrease in earnings for the six months ended December 31, 2003 from the six months ended December 31, 2002 primarily to a $47,000 decrease in net interest earnings, a $55,000 increase in the provision for loan losses, and a $241,000 increase in non-interest expense, partially offset by a $171,000 increase in non-interest earnings and a $62,000 decrease in income tax expense. The decrease in net interest earnings is primarily due to the recent leveling of interest rates which has put pressure on the Company's net interest margin and reduced refinancing activity. The Company attributes the increase in provisions and non-interest expense to bank growth and growth in the loan portfolio in particular.

Total non-interest income increased by $171,000 or 62.2% to $446,000 for the six months ended December 31, 2003 from $275,000 for the six months ended December 31, 2002. This increase was primarily due to an increase in service charge income of $157,000 and an increase in miscellaneous income of $42,000, partially offset by a decrease of $26,000 in net gains from sales of loans.

Total non-interest expense increased $241,000 or 11.7% to $2,306,000 for the six months ended December 31, 2003 from $2,065,000 for the six months ended December 31, 2002. The increase in non-interest expense was primarily attributable to increases in compensation and benefits, data processing, professional fees, advertising, postage, stock services and other operating expenses.

At December 31, 2003, the Company's capital to asset ratio was 7.6%, with assets and stockholders' equity of $239.5 million and $18.2 million, respectively.

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                P.O. BOX 820 O 221 WEST AZTEC O GALLUP, NM 87301

                               GFSB BANCORP, INC.
                   Selected Financial Information (Unaudited)
                  (dollars in thousands, except per share data)


             CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                                                              At Period End
                                                         ---------------------------------------------------------
                                                                   12/31/03           12/31/02           06/30/03
                                                         ---------------------------------------------------------

Cash and investments                                                 41,151             30,036             37,208
Mortgage-backed securities                                           32,460             30,602             38,517
FHLB stock                                                            4,377              4,280              4,333
Loans receivable, net                                               157,745            145,389            146,396
Premises and equipment                                                2,623              2,416              2,314
Prepaid and other assets                                              1,165              1,431              1,187
                                                         ---------------------------------------------------------
  TOTAL ASSETS                                                      239,521            214,154            229,955
                                                         =========================================================

Deposits                                                            139,702            111,651            129,759
Advances from FHLB                                                   72,399             79,253             76,642
Other secured borrowings                                              6,555              2,930              3,658
Repurchase Agreements                                                   930              1,130                585
Accrued expenses and other liabilities                                1,765              1,954              1,567
Stockholders' equity                                                 18,170             17,236             17,744
                                                         ---------------------------------------------------------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        239,521            214,154            229,955
                                                         =========================================================



                  CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

                                                  Three Months Ended                          Six Months Ended
                                         ----------------------------------------------------------------------------
                                                   12/31/03           12/31/02           12/31/03           12/31/02
                                         ----------------------------------------------------------------------------

Interest earnings                                     3,087              3,157              6,094              6,404
Interest expense                                      1,418              1,539              2,877              3,140
                                         ----------------------------------------------------------------------------

    NET INTEREST EARNINGS                             1,669              1,618              3,217              3,264
Provision for loan losses                                70                 50                130                 75
                                         ----------------------------------------------------------------------------

    NET INTEREST EARNINGS AFTER
      PROVISION FOR LOAN LOSSES                       1,599              1,568              3,087              3,189
Non-interest income                                     249                147                446                275
Non-interest expense                                  1,189              1,069              2,306              2,065
                                         ----------------------------------------------------------------------------

    EARNINGS BEFORE INCOME TAXES                        659                646              1,227              1,399
Provision for income taxes                              159                220                400                462
                                         ----------------------------------------------------------------------------

    NET EARNINGS                                        500                426                827                937
                                         ============================================================================

Weighted average number of
  shares outstanding- basic                           1,125              1,116              1,123              1,114

Earnings per common share-basic                        0.44               0.38               0.74               0.84

Weighted average number of
  shares outstanding- diluted                         1,180              1,162              1,178              1,160

Earnings per common share-diluted                      0.42               0.37               0.70               0.81